                                            As filed pursuant to Rule 424(b)(3)
                                            under the Securities Act of 1933
                                            Registration No. 33-87864

                        [WM DIVERSIFIED STRATEGIES LOGO]
                                   PROSPECTUS
                                  May 3, 2004

                   FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACT
                                   issued by
                           VARIABLE SEPARATE ACCOUNT
                                      and
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

The annuity contract has several investment choices - available fixed investment options which offer interest rates guaranteed by AIG SunAmerica Life Assurance Company ("AIG SunAmerica Life") for different periods of time and variable investment portfolios. The variable portfolios are part of Anchor Series Trust ("AST"), the SunAmerica Series Trust ("SAST") or the WM Variable Trust ("WMVT").

                     STRATEGIC ASSET MANAGEMENT PORTFOLIOS

FLEXIBLE INCOME PORTFOLIO                           WM ADVISORS, INC.                               WMVT
CONSERVATIVE BALANCED PORTFOLIO                     WM ADVISORS, INC.                               WMVT
BALANCED PORTFOLIO                                  WM ADVISORS, INC.                               WMVT
CONSERVATIVE GROWTH PORTFOLIO                       WM ADVISORS, INC.                               WMVT
STRATEGIC GROWTH PORTFOLIO                          WM ADVISORS, INC.                               WMVT

                                  EQUITY FUNDS

DAVIS VENTURE VALUE PORTFOLIO                         DAVIS ADVISORS                                SAST
GLOBAL EQUITIES PORTFOLIO                   ALLIANCE CAPITAL MANAGEMENT, L.P.                       SAST
REIT FUND                                           WM ADVISORS, INC.                               WMVT
EQUITY INCOME FUND                                  WM ADVISORS, INC.                               WMVT
GROWTH & INCOME FUND                                WM ADVISORS, INC.                               WMVT
WEST COAST EQUITY FUND                              WM ADVISORS, INC.                               WMVT
MID CAP STOCK FUND                                  WM ADVISORS, INC.                               WMVT
GROWTH FUND                                COLUMBIA MANAGEMENT ADVISORS, INC.,                      WMVT
                                            JANUS CAPITAL MANAGEMENT LLC, AND
                                                  OPPENHEIMERFUNDS, INC.
SMALL CAP GROWTH FUND                               WM ADVISORS, INC.                               WMVT
INTERNATIONAL GROWTH FUND                     CAPITAL GUARDIAN TRUST COMPANY                        WMVT
MFS MID-CAP GROWTH PORTFOLIO             MASSACHUSETTS FINANCIAL SERVICES COMPANY                   SAST
CAPITAL APPRECIATION PORTFOLIO              WELLINGTON MANAGEMENT COMPANY, LLP                      AST
ALLIANCE GROWTH PORTFOLIO                   ALLIANCE CAPITAL MANAGEMENT, L.P.                       SAST
TECHNOLOGY PORTFOLIO                                    VAN KAMPEN                                  SAST

                               FIXED-INCOME FUNDS

SHORT TERM INCOME FUND                              WM ADVISORS, INC.                               WMVT
U.S. GOVERNMENT SECURITIES FUND                     WM ADVISORS, INC.                               WMVT
INCOME FUND                                         WM ADVISORS, INC.                               WMVT
MONEY MARKET FUND                                   WM ADVISORS, INC.                               WMVT

You can put your money into any one or all of the Variable Portfolios and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the WM Diversified Strategies Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated May 3, 2004. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears in this prospectus. For a free copy of the SAI, call us at 1-877-311-WMVA (9682) or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

AIG SunAmerica Life's Annual Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.

All documents or reports filed by AIG SunAmerica Life under Section 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference are deemed to modify or supercede documents incorporated herein by reference.

AIG SunAmerica Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342, File No. 033-47472.

AIG SunAmerica Life is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, AIG SunAmerica Life and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by AIG SunAmerica Life.

AIG SunAmerica Life will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to AIG SunAmerica Life's Annuity Service Center, as follows:

      AIG SunAmerica Life Assurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to AIG SunAmerica Life's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for AIG SunAmerica Life's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of AIG SunAmerica Life in connection with the securities registered under this prospectus, AIG SunAmerica Life will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. AIG SunAmerica Life will be governed by final judgment of the issue. However, if in the opinion of AIG SunAmerica Life's counsel this issue has been determined by controlling precedent, AIG SunAmerica Life will not submit the issue to a court for determination.

TABLE OF CONTENTS

GLOSSARY.........................................    4
HIGHLIGHTS.......................................    5
FEE TABLES.......................................    6
    Maximum Owner Transaction Expenses...........    6
    Contract Maintenance Charge..................    6
    Separate Account Annual Expenses.............    6
    Additional Optional Feature Fee..............    6
         Optional Diversified Strategies Income
           Rewards Fee...........................    6
         Optional Capital Protector Fee..........    6
         Optional Income Protector Fee...........    6
    Portfolio Expenses...........................    6
MAXIMUM AND MINIMUM EXPENSE EXAMPLES.............    7
THE WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY...    8
PURCHASING A WM DIVERSIFIED STRATEGIES VARIABLE
  ANNUITY........................................    9
    Allocation of Purchase Payments..............    9
    Accumulation Units...........................   10
    Free Look....................................   10
    Exchange Offers..............................   10
INVESTMENT OPTIONS...............................   11
    Variable Portfolios..........................   11
    Fixed Investment Options.....................   12
    Transfers During the Accumulation Phase......   13
    Dollar Cost Averaging Program................   14
    Asset Allocation Rebalancing Program.........   15
    Return Plus..................................   15
    Voting Rights................................   15
    Substitution.................................   16
ACCESS TO YOUR MONEY.............................   16
    Free Withdrawal Provision....................   16
    Systematic Withdrawal Program................   17
    Nursing Home Waiver..........................   18
    Minimum Contract Value.......................   18
    Qualified Contract Owners....................   18
OPTIONAL LIVING BENEFITS.........................   18
    Diversified Strategies Income Rewards........   18
    Capital Protector............................   22
    Income Protector.............................   24
DEATH BENEFIT....................................   26
    Standard Death Benefit.......................   28
    Estate Rewards Death Benefit.................   28
    Spousal Continuation.........................   30
EXPENSES.........................................   30
    Separate Account Charges.....................   30
    Withdrawal Charges...........................   31
    Investment Charges...........................   31
    Contract Maintenance Charge..................   31
    Transfer Fee.................................   31
    Optional Death Benefit Fees..................   32
    Optional Income Protector Fee................   32
    Optional Capital Protector Fee...............   32
    Optional Diversified Strategies Income
      Rewards Fee................................   32
    Premium Tax..................................   32
    Income Taxes.................................   32
    Reduction or Elimination of Charges and
      Expenses, and Additional Amounts
      Credited...................................   32
INCOME OPTIONS...................................   33
    Annuity Date.................................   33
    Income Options...............................   33
    Allocation of Annuity Payments...............   34
    Transfers During the Income Phase............   35
    Deferment of Payments........................   35
TAXES............................................   35
    Annuity Contracts in General.................   35
    Tax Treatment of Distributions--Non-Qualified
      Contracts..................................   36
    Tax Treatment of Distributions--Qualified
      Contracts (including governmental 457(b)
      eligible deferred compensation plans)......   36
    Minimum Distributions........................   36
    Tax Treatment of Death Benefits..............   37
    Contracts Owned by a Trust or Corporation....   37
    Gifts, Pledges and/or Assignments of a
      Contract...................................   38
    Diversification and Investor Control.........   38
PERFORMANCE......................................   38
OTHER INFORMATION................................   39
    AIG SunAmerica Life..........................   39
    The Separate Account.........................   39
    The General Account..........................   39
    Payments in Connection with Distribution of
      the Contract...............................   39
    Administration...............................   40
    Legal Proceedings............................   40
INDEPENDENT ACCOUNTANTS..........................   40
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL
  INFORMATION....................................   41
APPENDIX A--MARKET VALUE ADJUSTMENT..............  A-1
APPENDIX B--DEATH BENEFITS FOLLOWING SPOUSAL
  CONTINUATION...................................  B-1
APPENDIX C--CONDENSED FINANCIAL INFORMATION......  C-1
APPENDIX D--HYPOTHETICAL EXAMPLE OF THE OPERATION
  OF THE INCOME PROTECTOR........................  D-1
APPENDIX E--DIVERSIFIED STRATEGIES INCOME REWARDS
  EXAMPLES.......................................  E-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--AIG SunAmerica Life Assurance Company ("AIG SunAmerica Life"), we, us, our, the issuer of this annuity contract. Only "AIG SunAmerica Life" is a capitalized term of the prospectus.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

LATEST ANNUITY DATE--Your 95th birthday or your tenth contract anniversary, whichever is later.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

VARIABLE PORTFOLIOS--A sub-account of Variable Separate Account which provides for the variable investment options available under the contract. Each has a distinct investment objective and is invested in the underlying investment portfolios of the Anchor Series Trust, SunAmerica Series Trust or the WM Variable Trust as applicable. The underlying investment portfolios may be referred to as "Underlying Funds."

HIGHLIGHTS

The WM Diversified Strategies Variable Annuity is a contract between you and AIG SunAmerica Life. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY below.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance charge from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.40% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY and EXPENSES below.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES below.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Optional enhanced death benefits are also available. Please see DEATH BENEFITS below.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS below.

INQUIRIES: If you have questions about your contract call your financial representative or contact us at AIG SunAmerica Life, Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone Number: 1 (877) 311-WMVA
(9682).

AIG SUNAMERICA LIFE OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT FEES, CHARGES, AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

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                                   FEE TABLES
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THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS OR SURRENDER THE CONTRACT. IF APPLICABLE, YOU MAY ALSO BE SUBJECT TO STATE PREMIUM TAXES.
MAXIMUM OWNER TRANSACTION EXPENSES

MAXIMUM WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH
PURCHASE PAYMENT)(1)................................  7%

TRANSFER FEE................  No charge for first 15
                              transfers each contract year;
                              thereafter, fee is $25 ($10 in
                              Pennsylvania and Texas) per
                              transfer

THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING THE UNDERLYING FUND FEES AND EXPENSES WHICH ARE OUTLINED IN THE NEXT SECTION.
CONTRACT MAINTENANCE CHARGE

$35 each year ($30 in North Dakota) (waived for contracts over $50,000)

SEPARATE ACCOUNT ANNUAL EXPENSES
(DEDUCTED DAILY AS A PERCENTAGE OF YOUR AVERAGE DAILY NET ASSET VALUE)

      Mortality Risk Charge..........................  0.90%
      Expense Risk Charge............................  0.35%
      Distribution Expense Charge....................  0.15%
      Optional Estate Rewards Fee(2).................  0.15%
      Optional Earnings Advantage Fee(2).............  0.25%
                                                       -----
          TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.....  1.80%
                                                       =====

  ADDITIONAL OPTIONAL FEATURE FEE

    You may elect only one of the following optional features: Income Protector, Capital Protector or Diversified Strategies Income Rewards described below.

  OPTIONAL DIVERSIFIED STRATEGIES INCOME REWARDS FEE

      TIME PERIOD                                     ANNUALIZED FEE(3)
      -----------                                     -----------------
         0-7........................................        0.65%
         8+.........................................        0.45%

  OPTIONAL CAPITAL PROTECTOR FEE(4)

                      CONTRACT YEAR                   ANNUALIZED FEE
                      -------------                   --------------
         0-7........................................       0.50%
         8-10.......................................       0.25%
         11+........................................        none

  OPTIONAL INCOME PROTECTOR FEE

      Annual Fee as a % of your Income Benefit Base(5).....  0.10%

FOOTNOTES TO THE FEE TABLES:

(1) Withdrawal Charge Schedule (as a percentage of each Purchase Payment)

YEARS.......................................................   1     2     3     4     5     6     7    8+
                                                              7%    6%    6%    5%    4%    3%    2%    0%

(2) Estate Rewards, an enhanced death benefit feature, is optional. It offers a choice of one of two optional enhanced death benefits. Earnings Advantage is also an optional enhanced death benefit feature. If elected, the fee for each chosen feature is an annualized charge that is deducted daily from your net asset value. If you do not elect either enhanced death benefit option, your total separate account annual expenses would be 1.40%.

(3) The Diversified Strategies Income Rewards feature is optional and if elected, the fee is generally calculated as a percentage of your Purchase Payments received in the first 90 days less proportionate withdrawals. The fee is deducted from your contract at the end of the first quarter following election and quarterly thereafter.

(4) The Capital Protector feature is optional and if elected, the fee is calculated as a percentage of your contract minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted from your contract value at the end of the first contract quarter and quarterly thereafter.

(5) The Income Protector is optional and if elected, the fee is deducted annually from your contract value. The Income Benefit Base, described more fully in the prospectus, is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

THE FOLLOWING SHOWS THE TOTAL MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS OF THE TRUSTS BEFORE ANY WAIVERS OR REIMBURSEMENTS THAT YOU MAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. MORE DETAIL CONCERNING THE TRUSTS' FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH OF THE TRUSTS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.

                               PORTFOLIO EXPENSES

           TOTAL ANNUAL UNDERLYING FUND EXPENSES              MINIMUM   MAXIMUM
           -------------------------------------              -------   -------
(expenses that are deducted from Underlying Funds of the
Trusts, including management fees, other expenses and
service (12b-1) fees, if applicable)........................   0.56%     1.64%

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                      MAXIMUM AND MINIMUM EXPENSE EXAMPLES
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These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract maintenance fees, separate account annual expenses, fees for optional features and expenses of the Underlying Funds of the Trusts.

The Example assumes that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum and minimum fees and expenses of the Underlying Funds of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be:

MAXIMUM EXPENSE EXAMPLES
(ASSUMING MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.80% AND INVESTMENT IN AN UNDERLYING FUND WITH TOTAL EXPENSES OF 1.64%)

(1) If you surrender your contract at the end of the applicable time period and you elect the optional Estate Rewards death benefit (0.15%), the optional Earnings Advantage benefit (0.25%), and Diversified Strategies Income Rewards (0.65% for years 0-7, and 0.45% for years 8-10) features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
$1,116   $1,858    $2,515     $4,262
-------------------------------------
-------------------------------------

(2) If you annuitize your Contract at the end of the applicable time period:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $307     $939     $1,596     $3,355
-------------------------------------
-------------------------------------

(3) If you do not surrender your Contract and you elect the optional Estate Rewards death benefit (0.15%), the optional Earnings Advantage benefit (0.25%), and Diversified Strategies Income Rewards (0.65% for years 0-7, and 0.45% for years 8-10) features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $416    $1,258    $2,115     $4,262
-------------------------------------
-------------------------------------

MINIMUM EXPENSE EXAMPLES
(ASSUMING MINIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.40% AND INVESTMENT IN AN UNDERLYING PORTFOLIO WITH TOTAL EXPENSES OF 0.56%)

(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $904    $1,230    $1,483     $2,338
-------------------------------------
-------------------------------------

(2) If you annuitize your Contract at the end of the applicable time period:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $199     $615     $1,057     $2,285
-------------------------------------
-------------------------------------

(3) If you do not surrender your Contract and you do not elect any optional features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $204     $630     $1,083     $2,338
-------------------------------------
-------------------------------------

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. We converted the contract maintenance charge to a percentage (0.05%). The actual impact of the contract maintenance charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the Underlying Fund fees can be found in the accompanying Trust prospectuses.
2. In addition to the stated assumptions, the Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.
3. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those features. If you elected the Income Protector program or the Capital Protector program, your expenses would be lower than those shown in these tables. The fees for the Diversified Strategies Income Rewards, Capital Protector and Income Protector features are not calculated as a percentage of your daily net asset value but on other calculations more fully described in the prospectus.
4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE WM DIVERSIFIED STRATEGIES
VARIABLE ANNUITY
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An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call Variable Portfolios. The Variable Portfolios have specific investment objectives and their performance varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolio(s) in which you invest.

Fixed account options earn interest at a rate set and guaranteed by AIG SunAmerica Life.

For more information on the Variable Portfolios and fixed account options available under this contract, SEE INVESTMENT OPTIONS BELOW.

AIG SunAmerica Life issues the WM Diversified Strategies Variable Annuity. When you purchase a WM Diversified Strategies Variable Annuity, a contract exists between you and AIG SunAmerica Life. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. AIG SunAmerica Life is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. WM Diversified Strategies may not currently be available in all states. Please check with your financial representative regarding availability in your state.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

PURCHASING A WM DIVERSIFIED STRATEGIES
VARIABLE ANNUITY
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An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-Qualified for tax purposes.

                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                   $2,000              $100                  $50
Non-qualified               $5,000              $100                  $50

WE REQUIRE COMPANY APPROVAL PRIOR TO ACCEPTING PURCHASE PAYMENTS GREATER THAN $1,000,000. SUBSEQUENT PURCHASE PAYMENTS THAT WOULD CAUSE TOTAL PURCHASE PAYMENTS IN ALL CONTRACTS ISSUED BY AIG SUNAMERICA LIFE AND FIRST SUNAMERICA LIFE INSURANCE COMPANY, AN AFFILIATE OF AIG SUNAMERICA LIFE, TO THE SAME OWNER (OR ANNUITANT, IF THE OWNER IS A NON-NATURAL PERSON) TO EXCEED THESE LIMITS MAY ALSO BE SUBJECT TO COMPANY PREAPPROVAL. For any contracts subject to these dollar amount reservations, we further reserve the right to limit the death benefit amount payable in excess of contract value at the time we receive all required paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon by you and the Company prior to purchasing the contract. WE RESERVE THE RIGHT TO CHANGE THE AMOUNT AT WHICH PREAPPROVAL IS REQUIRED, AT ANY TIME.

Once you have contributed at least the minimum initial Purchase Payment, you can establish an automatic payment plan that allows you to make subsequent Purchase Payments of as little as $50.

In addition, we may not issue a contract to anyone age 91 or older (unless state law requires otherwise). Neither Estate Rewards nor Earnings Advantage is available to you if you are age 81 or older at the time of contract issue. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company. If we learn of a misstatement of age, we reserve the right to fully pursue our remedies including termination of the contract and/or revocation of any age-driven benefit.

You may assign this contract before beginning the Income Phase by sending us a written request for an assignment. Your rights and those of any other person with rights under this contract will be subject to the assignment. WE RESERVE THE RIGHT TO NOT RECOGNIZE ASSIGNMENTS IF IT CHANGES THE RISK PROFILE OF THE OWNER OF THE CONTRACT, AS DETERMINED IN OUR SOLE DISCRETION. Please see the Statement of Additional Information for details on the tax consequences of an assignment.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts and/or Variable Portfolio(s) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS BELOW.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you; or

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the Variable Portfolio(s) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1:00 p.m. Pacific Time ("PT") and on the next day's unit value if we receive your money after 1:00 p.m. PT. We calculate an Accumulation Unit for each Variable Portfolio after the NYSE closes each day. We do this by:

     1. determining the total value of money invested in a particular Variable Portfolio;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

     3. dividing this amount by the number of outstanding Accumulation Units.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Alliance Growth Portfolio. We determine that the value of an Accumulation Unit for the Alliance Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Alliance Growth Portfolio.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Generally, we will refund to you the value of your contract on the day we receive your request. The amount refunded to you may be more or less than your original investment.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Money Market investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Money Market investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract.

EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by AIG SunAmerica Life or one of its affiliates, for a newer product with more current features and benefits, also issued by AIG SunAmerica Life or one of its affiliates. Such an Exchange Offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such Exchange Offer at the time the offer is made.

INVESTMENT OPTIONS
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The contract offers variable investment options which we call Variable Portfolios, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the Variable Portfolios alone or in concert with the fixed investment options. The Variable Portfolios are only available through the purchase of certain variable annuities. A mixture of your investment in the Variable Portfolios and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE PORTFOLIOS

The Variable Portfolios invest in shares of the Anchor Series Trust, SunAmerica Series Trust and the WM Variable Trust (the "Trusts"), Additional Variable Portfolios may be available in the future. The Variable Portfolios are only available through the purchase of certain insurance contracts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by AIG SunAmerica Life, and other affiliated/ unaffiliated insurance companies. Neither AIG SunAmerica Life nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. Each Trust's adviser monitors the Trust for potential conflicts.

ANCHOR SERIES TRUST--CLASS 2 SHARES

Wellington Management Company, LLP serves as subadviser to the AST Portfolio. AST contains Variable Portfolios in addition to those listed below which are not available for investment under this contract.

SUNAMERICA SERIES TRUST--CLASS 2 SHARES

Various subadvisers provide investment advice for the SAST Portfolios. SAST contains Variable Portfolios in addition to those listed below which are not available for investment under this contract.

WM VARIABLE TRUST--CLASS 1 SHARES

WM Advisors, Inc. serves as adviser for the WMVT Funds and also hires subadvisers to manage the day-to-day operations of certain investment options.

The Variable Portfolios along with their respective subadvisers are listed below:

STRATEGIC ASSET MANAGEMENT PORTFOLIOS

Flexible Income Portfolio                 WM Advisors, Inc.                         WMVT
Conservative Balanced Portfolio           WM Advisors, Inc.                         WMVT
Balanced Portfolio                        WM Advisors, Inc.                         WMVT
Conservative Growth Portfolio             WM Advisors, Inc.                         WMVT
Strategic Growth Portfolio                WM Advisors, Inc.                         WMVT

EQUITY FUNDS

Davis Venture Value Portfolio             Davis Advisors                            SAST
Global Equities Portfolio                 Alliance Capital Management, L.P.         SAST
REIT Fund                                 WM Advisors, Inc.                         WMVT
Equity Income Fund                        WM Advisors, Inc.                         WMVT
Growth & Income Fund                      WM Advisors, Inc.                         WMVT
West Coast Equity Fund                    WM Advisors, Inc.                         WMVT
Mid Cap Stock Fund                        WM Advisors, Inc.                         WMVT
Growth Fund                               Columbia Management Advisors, Inc.,       WMVT
                                          Janus Capital Management LLC, and
                                          OppenheimerFunds, Inc.
Small Cap Growth Fund                     WM Advisors, Inc.                         WMVT
International Growth Fund                 Capital Guardian Trust Company            WMVT
MFS Mid-Cap Growth Portfolio              Massachusetts Financial Services Company  SAST
Capital Appreciation Portfolio            Wellington Management Company, LLP        AST
Alliance Growth Portfolio                 Alliance Capital Management, L.P.         SAST
Technology Portfolio*                     Van Kampen                                SAST

FIXED-INCOME FUNDS

Short Term Income Fund                    WM Advisors, Inc.                         WMVT
U.S. Government Securities Fund           WM Advisors, Inc.                         WMVT
Income Fund                               WM Advisors, Inc.                         WMVT
Money Market Fund                         WM Advisors, Inc.                         WMVT

* Morgan Stanley Investment Management, Inc., the sub-adviser for the Technology SAST Portfolio, does business in certain instances using the name Van Kampen.

YOU SHOULD READ THE PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE PORTFOLIOS, INCLUDING EACH UNDERLYING FUND'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED INVESTMENT OPTIONS

Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in our sole discretion and we reserve the right to change the FAGPs that we make available at any time, unless state law requires us to do otherwise. Please check with your financial representative to learn if any FAGPs are currently offered.

There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.

     - CURRENT RATE: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.

     - RENEWAL RATE: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.

When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact us within 30 days after the end of the current interest guarantee period and instruct us as to where you would like the money invested. We do not contact you. If we do not hear from you, your money will remain in the same FAGP where it will earn interest at the renewal rate then in effect for that FAGP.

If you take money out of any available multi-year FAGP, before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA does not apply to any available one-year fixed account. The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA. APPENDIX A SHOWS HOW WE CALCULATE AND APPLY THE MVA.

All FAGPs may not be available in all states. At any time that we are crediting the guaranteed minimum interest rate specified in your contract to the fixed accounts, we reserve the right to restrict transfers and Purchase Payments into the FAGPs. We may also offer the specific Dollar Cost Averaging Fixed Accounts ("DCAFA"). The rules, restrictions and operation of the DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING below for more details.

DOLLAR COST AVERAGING FIXED ACCOUNTS

You may invest initial and/or subsequent Purchase Payments in the DCA fixed accounts ("DCAFA"), if available. The minimum Purchase Payment that you must invest for the 6-month DCAFA is $600 and $1,200 for the 12-month DCAFA, if such accounts are available. Purchase Payments less than these minimum amounts will automatically be allocated to the Variable Portfolios ("target account(s)") according to your instructions to us or your current allocation on file. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in our sole discretion and we reserve the right to change to DCAFAs that we make available at any time, unless state law requires us to do otherwise. See DOLLAR COST AVERAGING PROGRAM below for more information.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any available fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100 per transfer. If less than $100 remains in any Variable Portfolio after a transfer, that amount must be transferred as well. We will process any transfer request as of the day we receive it in good order if the request is received before the New York Stock Exchange ("NYSE") closes, generally at 1:00 p.m. Pacific Time. If the transfer request is received after the NYSE closes, the request will be processed on the next business day.

This product is not designed for professional organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These types of trading strategies can be disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors.

In connection with our efforts to control harmful trading, we may monitor your trading activity. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios and/or available fixed accounts reflect a potentially harmful trading strategy, we reserve the right to take action to protect other investors. Such action may include, but may not be limited to, restricting the way you can request transfers among the Variable Portfolios, imposing penalty fees on such trading activity, and/or otherwise restricting transfer capability in accordance with state and federal rules and regulations. We will notify you, in writing, if we determine in our sole discretion that we must terminate your transfer privileges. Some of the factors we may consider when determining our transfer policies and/or other transfer restrictions may include, but are not limited to:

- the number of transfers made in a defined period;

- the dollar amount of the transfer;

- the total assets of the Variable Portfolio involved in the transfer;

- the investment objectives of the particular Variable Portfolios involved in your transfers; and/or

- whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.

Subject to our rules, restrictions and policies, you may request transfers of your account value between the Variable Portfolios and/or the available fixed account options by telephone or through AIG SunAmerica's website
(http://www.aigsunamerica.com) or in writing by mail or facsimile.

We allow 15 free transfers per contract per year. We charge $25 ($10 IN PENNSYLVANIA AND TEXAS) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA or Asset Rebalancing programs do not count against your 15 free transfers per contract year.

All transfer request in excess of 15 transfers per contract year must be submitted in writing by United States Postal Service first-class mail ("U.S. Mail") until your next contract anniversary. Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. Transfer requests required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers for the U.S. Mail requirement.

We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

For information regarding transfers during the Income Phase, see INCOME OPTIONS below.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING PROGRAM

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. There is no fee to participate in this program. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio (source account) to any other Variable Portfolio (target account). If available, you may systematically transfer interest in available FAGPs into any of the Variable Portfolios on certain periodic schedules offered by us. Systematic transfers may be started, changed or terminated at any time by contacting our Annuity Service Center. Check with your financial representative about the current availability of this service. Transfers occur on certain periodic schedules, such as monthly or weekly.

The minimum transfer amount under the DCA program is $100 per transfer, regardless of the source account. Fixed account options are not available as target account for the DCA program. The minimum Purchase Payment that you must invest for the 6-month DCAFA is $600 and $1,200 for the 12-month DCAFA, if such accounts are available. Purchase Payments less than these minimum amounts will automatically be allocated to the target account(s) according to your instructions to us or your current allocation on file.

We may offer the DCAFAs exclusively to facilitate this program for a specified time period. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCAFA, we transfer all your money allocated to that account into the Variable Portfolio(s) over the selected time period at the offered frequency of your choosing. You cannot change the frequency of transfers once selected.

In Oregon, the withdrawal schedule applicable to funds placed in the DCAFAs is 6% for the period when those funds are in the DCAFAs. Once those funds are moved into the target accounts they are subject to the standard withdrawal charge schedule. SEE EXPENSES BELOW.

You may terminate the DCA program at any time. If you terminate your DCA program with money remaining in the DCAFAs, we will transfer the remaining money according to your instructions or to your current allocation on file. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each month from the Money Market Fund to the Alliance Growth Portfolio over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:

    MONTH   ACCUMULATION UNIT   UNITS PURCHASED
    -----   -----------------   ---------------
      1          $ 7.50               100
      2          $ 5.00               150
      3          $10.00                75
      4          $ 7.50               100
      5          $ 5.00               150
      6          $ 7.50               100

     You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The automatic Asset Allocation Rebalancing Program addresses this situation. There is no fee to participate in this program. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. We reserve the right to modify, suspend or terminate this program at any time.

RETURN PLUS PROGRAM

The Return Plus Program, available if we are offering FAGPs, allows you to invest in one or more of the Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the Variable Portfolio(s) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

AIG SunAmerica Life is the legal owner of shares of the Trusts. However, when an Underlying Fund solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

ACCESS TO YOUR MONEY
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You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.

Generally, we deduct a withdrawal charge applicable to any partial or total withdrawal and a market value adjustment if a withdrawal comes from the fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES BELOW. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.

Under most circumstances, the minimum partial withdrawal amount is $1,000. We require that the value left in any Variable Portfolio or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each Variable Portfolio and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a market value adjustment. In the event that a pro rata partial withdrawal would cause the value of any Variable Portfolio or fixed amount investment to be less than $500, we will contact you to obtain alternate instructions on how to structure the withdrawal.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract, any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

To determine your free withdrawal amount and the amount, if any, on which we assess a withdrawal charge, we refer to two special terms. These are penalty-free earnings and the Total Invested Amount.

The penalty-free earnings portion of your contract is your account value less your Total Invested Amount. The Total Invested Amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your Total Invested Amount are as follows:

     1. Any prior withdrawals on which you previously paid a withdrawal charge, plus the amount of the withdrawal charge.

     2. Any prior free withdrawals in any year that were in excess of your penalty-free earnings and were free because the Purchase Payment withdrawn is no longer subject to surrender charges at the time of the withdrawal.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the Total Invested Amount on a first-in, first-out basis. This means that you can access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.

During your first contract year your free withdrawal amount is the greater of:

     1.  Your penalty-free earnings, or;

     2. If you are participating in the Systematic Withdrawal program, a total of 10% of your Total Invested Amount less any prior withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

     1. Your penalty free earnings and any portion of your Total Invested Amount no longer subject to surrender charges, or;

     2. 10% of the portion of your Total Invested Amount that has been in your contract for at least one year less any withdrawals taken during the contract year.

Purchase Payments withdrawn, above and beyond the amount of your free withdrawal amount, which have been invested for less than 7 years will result in your paying a withdrawal charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

The withdrawal charge percentage applicable is determined by the age of the Purchase Payment being withdrawn. For purposes of calculating the surrender charge in the event of a full surrender, the charge is calculated based on the remaining Total Invested Amount still subject to surrender charge.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example, we will assume a 0% growth rate over the life of the contract, no Capital Protector Program, Income Protector Program, Estate Rewards, Earnings Advantage or Diversified Strategies Income Rewards and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After those free withdrawals your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation, A - (B X C) = D, where:

A = Your contract value at the time of your request for surrender ($80,000)

B  = The amount of your Total Invested Amount still subject to surrender charge
     ($100,000)

C  = The withdrawal charge percentage applicable to the age of each Purchase
     Payment at the time of full surrender (4%) [B X C = $4,000]

D = Your full surrender value ($76,000)

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES BELOW for a more detailed explanation.

OPTIONAL LIVING BENEFITS
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YOU MAY ELECT ONE OF THE OPTIONAL LIVING BENEFITS DESCRIBED BELOW. THESE FEATURES ARE DESIGNED TO PROTECT A PORTION OF YOUR INVESTMENT IN THE EVENT YOUR CONTRACT VALUE DECLINES DUE TO UNFAVORABLE INVESTMENT PERFORMANCE DURING THE ACCUMULATION PHASE AND BEFORE A DEATH BENEFIT IS PAYABLE. PLEASE SEE THE DESCRIPTIONS BELOW FOR DETAILED INFORMATION.

DIVERSIFIED STRATEGIES INCOME REWARDS FEATURE

What is Diversified Strategies Income Rewards?

Diversified Strategies Income Rewards is an optional feature available only on contracts issued on or after May 3, 2004 and subject to state availability. If you elect this feature, for which you will be charged an annualized fee, you are guaranteed to receive withdrawals over a minimum number of years that in total equals at least the initial Purchase Payment adjusted for withdrawals, even if the contract value falls to zero. Diversified Strategies Income Rewards may offer protection in the event your contract value declines due to unfavorable investment performance.

How can I elect the feature?

You may elect the feature only at the time of contract issue and must choose either Option 1 or Option 2. The date you elect the feature (which is also the contract issue date) is your BENEFIT EFFECTIVE DATE. The earliest you may begin taking withdrawals under the benefit after a specified waiting period is the BENEFIT AVAILABILITY DATE. You cannot elect the feature if you are age 81 or older on the Benefit Effective Date or if the Benefit Availability Date is on or after the Latest Annuity Date. Generally, once you elect the feature, it cannot be cancelled. The Diversified Strategies Income Rewards has rules and restrictions that are discussed more fully below. The Diversified Strategies Income Rewards cannot be elected if you elect the Capital Protector or Income Protector features. Diversified Strategies Income Rewards may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.

How is the benefit calculated?

There are several components that comprise the integral aspects of this benefit. In order to determine the benefit's value at any point in time, we calculate each of the components as described below. We calculate Eligible Purchase Payments, Withdrawal Benefit Base, Step-Up Amount and Stepped-Up Benefit Base.

First, we determine the ELIGIBLE PURCHASE PAYMENTS according to the table below.

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       TIME ELAPSED SINCE
     BENEFIT EFFECTIVE DATE                  PERCENTAGE OF ELIGIBLE PURCHASE PAYMENTS
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 0-90 Days                         100%
-----------------------------------------------------------------------------------------------
 91 Days +                         0%
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Second, we determine the WITHDRAWAL BENEFIT BASE ("WBB"). The WBB is used to calculate the amount of total guaranteed withdrawals and the annual maximum withdrawal amount available under the benefit. On the Benefit Availability Date, the WBB equals the sum of all Eligible Purchase Payments, reduced for any withdrawals in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

Third, we determine a STEP-UP AMOUNT, if any, which is calculated as a specified percentage of the WBB on the Benefit Availability Date. For contracts issued on or after May 19, 2004, you will not receive a Step-Up Amount if you take any withdrawals prior to the Benefit Availability Date. The Step-Up Amount is not considered a Purchase Payment and cannot be used in calculating any other benefits, such as the death benefits, contract values or annuitization value.

Fourth, we determine the STEPPED-UP BENEFIT BASE ("SBB"), which is the total amount available for withdrawal under the benefit and is used to calculate the minimum time period over which you may take withdrawals under the benefit. The SBB equals the WBB plus the Step-Up Amount.

Fifth, we determine the MAXIMUM ANNUAL WITHDRAWAL AMOUNT ("MAWA") which is a stated percentage of the WBB.

Finally, we determine the MINIMUM WITHDRAWAL PERIOD ("MWP") which is the minimum period at any point in time over which you may take withdrawals under the benefit. The MWP is calculated by dividing the SBB by the MAWA.

The table below is a summary of the two Diversified Strategies Income Rewards options we are offering as applicable on the Benefit Availability Date:

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                                                                                                MWP* (IF MAWA
                        BENEFIT AVAILABILITY DATE    STEP-UP AMOUNT*      MAWA PERCENTAGE      TAKEN EACH YEAR)
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 Option 1               3 years following Benefit   10% of WBB           10% of WBB           11 years
                        Effective Date
----------------------------------------------------------------------------------------------------------------
 Option 2               5 years following Benefit   20% of WBB           10% of WBB           12 years
                        Effective Date
----------------------------------------------------------------------------------------------------------------

* You will not receive a Step-Up Amount if you take a withdrawal prior to the Benefit Availability Date. The MWP will be 10 years if you do not receive a Step-Up Amount.

What is the fee for Diversified Strategies Income Rewards?

The annualized Diversified Strategies Income Rewards fee will be assessed against the WBB and deducted quarterly from your contract value, starting on the first quarter following the Benefit Effective Date and ending upon the termination of the benefit. If your contract value falls to zero before the benefit has been terminated, the fee will no longer be assessed. We will not assess the quarterly fee if you surrender or annuitize before the end of the quarter.

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             TIME ELAPSED SINCE THE
             BENEFIT EFFECTIVE DATE                                 ANNUALIZED FEE
---------------------------------------------------------------------------------------------------
 0-7 years                                         0.65% of WBB
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 8+ years                                          0.45% of WBB
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What is the effect of withdrawals on Diversified Strategies Income Rewards?

The benefit amount, MAWA and MWP may change over time as a result of withdrawal activity. Withdrawals after the Benefit Availability Date equal to or less than the MAWA generally reduce the benefit by the amount of the withdrawal. Withdrawals in excess of the MAWA may reduce the benefit based on the relative size of the withdrawal in relation to the contract value at the time of the withdrawal. This means if investment performance is down and contract value is reduced, withdrawals greater than the MAWA will result in a greater reduction of the benefit. We further explain the impact of withdrawals and the effect on each component of Diversified Strategies Income Rewards through the calculations below:

     CONTRACT VALUE: Any withdrawal reduces the contract value by the amount of the withdrawal.

     WBB: Withdrawals prior to the Benefit Availability Date reduce the WBB in the same proportion that the contract value was reduced at the time of the withdrawal and eliminate any Step-Up Amount.

     Withdrawals after the Benefit Availability Date will not reduce the WBB until the sum of withdrawals exceeds the Step-Up Amount. Thereafter, any withdrawal or portion thereof that exceeds the Step-Up Amount will reduce the WBB as follows: If the withdrawal does not cause total withdrawals in the Benefit Year to exceed the MAWA, the WBB will be reduced by the amount of the withdrawal. If the withdrawal causes total withdrawals in the Benefit Year to exceed the MAWA, the WBB is reduced to the lesser of (a) or
     (b), where:

        a. is the WBB immediately prior to the withdrawal minus the amount of the withdrawal, or;

        b. is the WBB immediately prior to the withdrawal minus the portion of the withdrawal that makes total withdrawals in that Benefit Year equal to the current MAWA, and further reduced proportionately by the same amount by which the contract value is reduced by the remaining portion of the withdrawal.

     SBB: Since withdrawals prior to the Benefit Availability Date eliminate any Step-Up Amount, the SBB will be equal to the WBB if you take withdrawals prior to the Benefit Availability Date.

     After the Benefit Availability Date, any withdrawal that does not cause total withdrawals in a Benefit Year to exceed the MAWA will reduce the SBB by the amount of the withdrawal. After the Benefit Availability Date, any withdrawal that causes total withdrawals in a Benefit Year to exceed the MAWA (in that Benefit Year) reduces the SBB to the lesser of (a) or (b), where:

        a. is the SBB immediately prior to the withdrawal minus the amount of the withdrawal, or;

        b. is the SBB immediately prior to the withdrawal minus the amount of the withdrawal that makes total withdrawals in that Benefit Year equal to the current MAWA, and further reduced proportionately by the same amount by which the contract value is reduced by the remaining portion of the withdrawal.

     MAWA: If the sum of withdrawals in a Benefit Year does not exceed the MAWA for that Benefit Year, the MAWA does not change for the next Benefit Year. If total withdrawals in a Benefit Year exceed the MAWA, the MAWA will be recalculated at the start of the next Benefit Year. The new MAWA will equal the SBB on that Benefit Year anniversary divided by the MWP on that Benefit Year Anniversary. The new MAWA may be lower than your previous MAWAs.

     MWP: After each withdrawal a new MWP is calculated. If total withdrawals in a Benefit Year are less than or equal to MAWA the new MWP equals the SBB after the withdrawal divided by the current MAWA.

     During any Benefit Year in which the sum of withdrawals exceeds the MAWA, the new MWP equals the MWP calculated at the end of the prior Benefit Year reduced by one year.

APPENDIX E PROVIDES EXAMPLES OF THE EFFECTS OF WITHDRAWALS ON THE DIVERSIFIED STRATEGIES INCOME REWARDS FEATURE.

What happens if my contract value is reduced to zero?

If the contract value is zero but the SBB is greater than zero, a benefit remains payable under Diversified Strategies Income Rewards feature. While a benefit is payable under Diversified Strategies Income Rewards until the SBB is reduced to zero, the contract is terminated when the contract value equals zero. At such time, except for Diversified Strategies Income Rewards, all benefits of the contract are terminated. In that event, you may not make subsequent Purchase Payments. Therefore, under adverse market conditions, withdrawals under the benefit may reduce the contract value to zero, thereby eliminating any death benefit or future income payments.

To receive your remaining Diversified Strategies Income Rewards benefit, you may select one of the following options:

     a. lump sum distribution of the present value of the total remaining guaranteed withdrawals; or

     b. the current MAWA, paid equally on a quarterly, semi-annual or annual frequency as selected by you until the SBB equals zero; or

     c. any payment option mutually agreeable between you and us.

If you do not select a payment option, the remaining benefit will be paid as the current MAWA on a quarterly basis.

What happens to Diversified Strategies Income Rewards upon a spousal continuation?

A spousal beneficiary of the original owner may elect to continue or cancel Diversified Strategies Income Rewards and its accompanying fee. The Benefit Effective Date, Benefit Availability Date, WBB, SBB and any other corresponding component of the feature will not change as a result of a spousal continuation. A Continuation Contribution is not considered an Eligible Purchase Payment for purposes of determining the benefit. SEE SPOUSAL CONTINUATION BELOW.

Can my non-spousal beneficiary elect to receive any remaining withdrawals under Diversified Strategies Income Rewards upon my death?

If the SBB is greater than zero when the original owner dies, a non-spousal beneficiary may elect to continue receiving any remaining withdrawals under the benefit. The Benefit Effective Date, Benefit Availability Date, WBB, SBB and any other corresponding component of the feature will not change. If a contract value remains, the fee for the benefit will continue to be assessed. Electing to receive the remaining withdrawals will terminate any death benefit payable to the non-spousal beneficiary.

Can Diversified Strategies Income Rewards be canceled?

Once you elect the feature, you may not cancel it. The feature automatically terminates upon the occurrence of one of the following:

     1. SBB is equal to zero; or

     2. Annuitization of the contract; or

     3. Full Surrender of the contract; or

     4. Death benefit is paid; or

     5. Upon a spousal continuation, the Continuing Spouse elects not to continue the contract with the feature.

We reserve the right to terminate the feature if withdrawals in excess of MAWA in any Benefit Year reduce the SBB by 50% or more.

Important Information

The Diversified Strategies Income Rewards may not guarantee an income stream based on all Purchase Payments made into your contract nor does it guarantee any investment gains. This feature also does not guarantee lifetime income payments. If you plan to make subsequent Purchase Payments over the life of your contract, which are not considered Eligible Purchase Payments under the feature, Diversified Strategies Income Rewards does not guarantee a withdrawal of those subsequent Purchase Payments. You may never need to rely on Diversified Strategies Income Rewards if your contract performs within a historically anticipated range. However, past performance is no guarantee of future results.

Withdrawals under the benefit are treated like any other withdrawal for the purpose of reducing the contract value, free withdrawal amounts and all other benefits, features and conditions of your contract.

If you need to take withdrawals or are required to take required minimum distributions ("RMD") under the Internal Revenue Code ("IRC") from this contract prior to the Benefit Availability Date, you should know that withdrawals may negatively impact the value of Diversified Strategies Income Rewards. As noted above, you will not receive a Step-Up Amount if you take withdrawals before the Benefit Availability Date. SEE WHAT IS THE EFFECT OF WITHDRAWALS ON DIVERSIFIED STRATEGIES INCOME REWARDS? ABOVE. Any withdrawals taken under this benefit or under the contract may be subject to a 10% IRS tax penalty if you are under age 59 1/2 at the time of the withdrawal. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor concerning your particular circumstances.

We reserve the right to limit the maximum WBB to $1 million. For prospectively issued contracts, we reserve the right to limit the investment options available under the contract if you elect Diversified Strategies Income Rewards. We reserve the right to modify, suspend or terminate Diversified Strategies Income Rewards (in its entirety or any component) at any time for prospectively issued contracts.

CAPITAL PROTECTOR FEATURE

What is Capital Protector?

The Capital Protector is an optional feature of your variable annuity. If you elect this feature, for which you will be charged an annualized fee, at the end of applicable waiting period your contract will be worth at least the amount of your initial Purchase Payment (less adjustments for withdrawals). The Capital Protector may offer protection in the event that your contract value declines due to unfavorable investment performance in your contract.

If you elect the Capital Protector, at the end of the applicable waiting period we will evaluate your contract to determine if a Capital Protector benefit is payable to you. The applicable waiting period is ten full contract years from your contract issue date. The last day in the waiting period is your benefit date, the date on which we will calculate any Capital Protector benefit payable to you.

How can I elect the feature?

You may only elect this feature at the time your contract is issued, so long as the applicable waiting period prior to receiving the benefit ends before your latest Annuity Date. You can elect this feature on your contract application. The effective date for this feature will be your contract issue date. Capital Protector is not available if you elect Diversified Strategies Income Rewards or Income Protector. SEE DIVERSIFIED STRATEGIES INCOME REWARDS ABOVE AND INCOME PROTECTOR BELOW.

The Capital Protector feature may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.

Can Capital Protector be cancelled?

Generally, this feature and its corresponding charge cannot be cancelled or terminated prior to the end of the waiting period. The feature terminates automatically following the end of the waiting period. In addition, the Capital Protector will no longer be available and no benefit will be paid if a death benefit is paid or if the contract is fully surrendered or annuitized before the end of the waiting period.

How is the benefit calculated?

The Capital Protector is a one-time adjustment to your contract value in the event that your contract value at the end of the waiting period is less than the guaranteed amount. The amount of the benefit payable to you, if any, at the end of the waiting period will be based upon the amount of your initial Purchase Payment and may also include certain portions of subsequent Purchase Payments contributed to your contract over specified periods of time, as follows:

                        PERCENTAGE OF PURCHASE PAYMENTS
TIME ELAPSED SINCE              INCLUDED IN THE
  EFFECTIVE DATE     CAPITAL PROTECTOR BENEFIT CALCULATION
------------------   -------------------------------------
  0-90 days                  100%
  91+ days                    0%

The Capital Protector benefit calculation is equal to your Capital Protector Base, as defined below, minus your Contract Value on the benefit date. If the resulting amount is positive, you will receive a benefit under the feature. If the resulting amount is negative, you will not receive a benefit. Your Capital Protector Base is equal to (a) minus (b) where:

     (a) is the Purchase Payments received on or after the effective date multiplied by the applicable percentages in the table above, and;

     (b) is an adjustment for all withdrawals and applicable fees and charges made subsequent to the effective date, in an amount proportionate to the amount by which the withdrawal decreased the contract value at the time of the withdrawal.

We will allocate any benefit amount contributed to the contract value on the benefit date to the Cash Management portfolio. Any Capital Protector benefit paid is not considered a Purchase Payment for purposes of calculating other benefits. Benefits based on earnings, such as Earnings Advantage, will continue to define earnings as the difference between contract value and Purchase Payments adjusted for withdrawals. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor for information concerning your particular circumstances.

What is the fee for Capital Protector?

Capital Protector is an optional feature. If elected, you will incur an additional charge for this feature. The annualized charge will be deducted from your contract value on a quarterly basis throughout the waiting period, beginning at the end of the first contract quarter following the effective date of the feature and up to and including on the benefit date. Once the feature is terminated, as discussed above, the charge will no longer be deducted. We will also not assess the quarterly fee if you surrender or annuitize before the end of the quarter.

CONTRACT YEAR     ANNUALIZED FEE*
-------------     ---------------
  0-7              0.50%
  8-10             0.25%
  11+               none

* As a percentage of your contract value minus Purchase Payments received after the 90th day since the purchase of your contract. The amount of this charge is subject to change at any time for prospectively issued contracts.

What Happens to Capital Protector upon a Spousal Continuation?

If your qualified spouse chooses to continue this contract upon your death, this benefit cannot be terminated. The effective date, the waiting period and the corresponding benefit payment date will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION BELOW.

Important Information

The Capital Protector feature may not guarantee a return of all of your Purchase Payments. If you plan to add subsequent Purchase Payments over the life of your contract, you should know that the Capital Protector would not protect the majority of those payments.

Since the Capital Protector feature may not guarantee a return of all Purchase Payments at the end of the waiting period, it is important to realize that subsequent Purchase Payments made into the contract may decrease the value of the Capital Protector benefit. For example, if near the end of the waiting period your Capital Protector Base is greater than your contract value, and you then make a subsequent Purchase Payment that causes your Contract Value to be larger than your Capital Protector Base on your benefit date, you will not receive any benefit even though you have paid for the Capital Protector feature throughout the waiting period. You should discuss subsequent Purchase Payments with your financial representative as such activity may reduce the value of this Capital Protector benefit.

We reserve the right to modify, suspend or terminate the capital protector feature (in its entirety or any component) at any time for prospectively issued contracts.

INCOME PROTECTOR

You may elect to enroll in the Income Protector Program. The Income Protector Program can provide a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you choose to switch to the Income Phase. If you elect the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.

The minimum level of Income Protector benefit available is generally based upon your Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Once you have made an Income Protector election it cannot be changed or terminated. Check with your financial representative regarding availability.

You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. In addition, if applicable, surrender charges will be assessed upon your beginning the Income Phase, if you annuitize under the Income Protector Program. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?

If you elect the Income Protector Program, we base the amount of minimum retirement income available to you upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. If elected, your participation becomes effective on the date of issue of the contract.

The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value. Your Income Benefit Base may accumulate at the elected growth rate, if available, from the date your election becomes effective through your Income Benefit Date.

Any applicable growth rate will reduce to 0% on the anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector Program, you must elect the Income Protector by completing the Income Protector Election Form available through our Annuity Service Center. You must elect the Income Protector feature at the time your contract is issued. You may only elect one of the offered alternatives, if more than one is available, and you can never change your election once made.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the income Phase for at least nine years following your election. You may not elect the Income Protector Program if the required waiting period before beginning the income phase would occur later than your latest Annuity Date.

The Income Protector option(s) currently available under this contract are:

                                                             FEE* AS A % OF YOUR INCOME    WAITING PERIOD BEFORE THE
           OPTION                     GROWTH RATE                   BENEFIT BASE                  INCOME PHASE
----------------------------  ----------------------------  ----------------------------  ----------------------------
     Income Protector Base                 0%                          0.10%                        9 years

* See Fee Tables above.

ELECTING TO RECEIVE INCOME

You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 9th or later contract anniversary following the effective date of your Income Protector participation.

The contract anniversary of or prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

     - Life Annuity with 10 years guaranteed, or

     - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM

If you elect to participate in the Income Protector program we charge an annual fee, as follows:

           OPTION             FEE* AS A % OF YOUR INCOME BENEFIT BASE
----------------------------  ---------------------------------------
Income Protector Base         0.10%

* If you elect the feature on a subsequent anniversary the fee may be different.

We deduct the annual fee from your actual Contract Value. We begin deducting the annual fee on your first contract anniversary. We will not assess the annual fee if you surrender or annuitize before the next contract anniversary.

Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

You may wish to consult your tax advisor for information concerning your particular circumstances. If you elect Diversified Strategies Income Rewards or Capital Protector, you may not elect to participate in the Income Protector program.

The Income Protector program may not be available in all states. Check with your financial representative for availability in your state.

We reserve the right to modify, suspend or terminate the Income Protector Program at any time.

DEATH BENEFIT
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If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.

The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS BELOW.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death:

          1. a certified copy of the death certificate; or

          2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

          3. a written statement by a medical doctor who attended the deceased at the time of death; or

          4. any other proof satisfactory to us.

If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION BELOW. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides three death benefit options: The first is the Standard Death Benefit which is automatically included in your contract for no additional fee. We also offer, for an additional fee, an optional enhanced death benefit called "Estate Rewards" which offers you the selection of one of two options. If you choose the Estate Rewards death benefit you may also elect, for an additional fee, the Earnings Advantage feature. Your death benefit elections must be made at the time of contract application and the election cannot be terminated.

EXTENDED LEGACY PROGRAM AND BENEFICIARY CONTINUATION OPTIONS

The Extended Legacy program can allow a Beneficiary to take the death benefit amount in the form of income payments over a longer period of time with the flexibility to withdraw more than the IRS required minimum distribution if they wish. The contract continues in the original owner's name for the benefit of the Beneficiary. Generally, IRS required minimum distributions must be made at least annually over a period not to exceed the Beneficiary's life expectancy as determined in the calendar year after your death. Under the Extended Legacy program, a Beneficiary may withdraw all or a portion of the contract value at any time, name their own beneficiary to receive any remaining unpaid interest in the contract in the event of their death and make transfers among investment options. If the contract value is less than the death benefit amount as of the date we receive satisfactory proof of death and all required paperwork, we will increase the contract value by the amount which the death benefit exceeds contract value. Participation in the program may impact certain features of the contract as detailed in the Death Claim Form. Please see your financial representative for additional information.

Alternatively to the Extended Legacy program, the Beneficiary may also elect to receive the death benefit under a 5-year option. The Beneficiary may take withdrawals as desired, but the entire contract value must be distributed by the fifth anniversary of your death for Non-qualified contracts or by December 31st of the year containing the fifth anniversary of your death for IRAs. For IRAs, the five-year option is not available if the date of death is after the required beginning date for distributions (April 1 of the year following the year the owner reaches the age of 70 1/2).

For information regarding how these payments are treated for tax purposes, consult your tax advisor regarding tax implications and your particular circumstances.

DEFINED TERMS

The term "Net Purchase Payment" is used frequently in explaining the death benefit options and Estate Rewards benefit below. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total purchase payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced the contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (and any applicable fees and charges) by the contract value immediately before taking the withdrawal. The resulting percentage is then multiplied by the amount of the total Purchase Payments and subtracted from the amount of the total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal, by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.

The term "withdrawals" as used in describing the death benefit option below is defined as withdrawals and the fees and charges applicable to those withdrawals.

STANDARD DEATH BENEFIT

The standard death benefit on your contract is the greater of:

     1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the earlier of age 75 or the date of death, plus any Purchase Payments recorded after the earlier of age 75 or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the earlier of age 75 or date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

     2.  the contract value at the time we receive satisfactory proof of death.

ESTATE REWARDS DEATH BENEFIT(S)

For an additional fee, you may elect one of the Estate Rewards Death Benefits which can provide greater protection for your beneficiaries. You must choose between Option 1 and Option 2 at the time you purchase your contract and you can not change your election at any time. The Estate Rewards Death Benefit is not available if you are age 81 or older at the time of contract issue. The fee for Estate Rewards death benefit is 0.15% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTION 1 - 5% ACCUMULATION OPTION

  THE DEATH BENEFIT IS THE GREATER OF:

     a.  the contract value at the time we receive satisfactory proof of death;
         or

     b. Net Purchase Payments compounded to the earlier of your 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.

If you die after your latest Annuity Date, the 5% Accumulation Option death benefit reverts to the Standard Death Benefit. Thus, your beneficiaries may receive no benefit from Estate Rewards Death Benefit. This option may not be available in all states. Check with your financial representative regarding availability.

OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION

THE DEATH BENEFIT IS THE GREATEST OF:

     a.  Net Purchase Payments; or
     b.  the contract value at the time we receive satisfactory proof of death;
         or

     c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

         If the Maximum Anniversary Value option was elected and you or the Continuing Spouse live to be age 90 or older, the death benefit will be the contract value because the Maximum Anniversary Value option ends at age 90. However, if you selected the Earnings Advantage benefit and death occurs after age 90 but before the latest annuity date at age 95, your beneficiary or Continuing Spouse will benefit from the Earnings Advantage.

EARNINGS ADVANTAGE

The Earnings Advantage benefit may increase the Estate Rewards death benefit amount. In order to make an Earnings Advantage election you must have already elected one of the Estate Rewards Death Benefits described above. The Earnings Advantage is available for an additional charge of 0.25% of the average daily ending value of the assets you have allocated to the Variable Portfolios. You are not required to elect the Earnings Advantage feature if you select the Estate Rewards Death Benefit, but once elected, generally, it cannot be terminated. Further, if you elect both the Estate Rewards and Earnings Advantage the combined charge will be 0.40% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

------------------------------------------------------------------------------------------------------------------
CONTACT YEAR OF DEATH                     EARNINGS ADVANTAGE                             MAXIMUM
                                              PERCENTAGE                        EARNINGS ADVANTAGE AMOUNT
------------------------------------------------------------------------------------------------------------------
  Years 0 - 4                               25% of Earnings                    25% of Net Purchase Payments
------------------------------------------------------------------------------------------------------------------
  Years 5 - 9                               40% of Earnings                   40% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------
  Years 10+                                 50% of Earnings                   50% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of the Net Purchase Payments for the purpose of the Maximum Earnings Advantage Amount calculation.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the Earnings Advantage Percentage Amount?
We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the date of death; and

     (2) equals Net Purchase Payments.

What is the Maximum Earnings Advantage?
The Earnings Advantage amount is subject to a maximum. The maximum Earnings Advantage amount is equal to a percentage of your Net Purchase Payments.

The Earnings Advantage benefit will only be paid if your date of death is prior to the latest Annuity Date. Thus, your beneficiaries may receive no benefit from your election of the Earnings Advantage Benefit if you live past your latest Annuity Date. This option may not be available in all states. Check with your Investment Representative regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THESE DEATH BENEFIT FEATURES (IN THEIR ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract.

Upon continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix B. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of Earnings Advantage. We will terminate Earnings Advantage if the Continuing Spouse is age 81 or older on the Continuation Date. If Earnings Advantage is not terminated or discontinued and the Continuing Spouse dies after the latest Annuity Date no Earnings Advantage benefit will be payable. SEE APPENDIX B FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATION FOLLOWING A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

EXPENSES
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There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

SEPARATE ACCOUNT CHARGES

The Company deducts a Separate Account charge in the amount of 1.40% annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Separate Account Charge is expected to result in a profit. Profit may be used for any legitimate cost or expense including distribution, depending upon market conditions.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ABOVE. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

      YEAR          1    2    3    4    5    6    7    8
-----------------  ---  ---  ---  ---  ---  ---  ---  ---
Withdrawal Charge   7%   6%   6%   5%   4%   3%   2%   0%

After a Purchase Payment has been in the contract for seven complete years the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES BELOW.

INVESTMENT CHARGES

Investment Management Fees

Charges are deducted from the assets of the Underlying Funds for each Trust for the advisory and other expenses of the Funds.

12b-1 Fees

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class 2 shares, recaptured brokerage commissions will be used to make payments to AIG SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% fee applicable to Class 2 shares of AST and the SAST Portfolios is generally used to pay financial intermediaries for services provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE UNDERLYING FUNDS.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, we subtract a contract maintenance charge from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance charge on a pro-rata basis from your account value on your contract anniversary. In the states of Oregon and Washington a contract maintenance charge will be deducted pro-rata from the Variable Portfolio(s) in which you are invested, only. If you withdraw your entire contract value, we deduct the charge from that withdrawal.

TRANSFER FEE

We currently allow 15 free transfers per contract year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in a contract year.

OPTIONAL DEATH BENEFIT FEES

The annualized fee for the optional Estate Rewards feature, an enhanced death benefit, is 0.15%. On a daily basis we deduct this charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

We charge 0.25% for the Earnings Advantage feature. On a daily basis we deduct this charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTIONAL INCOME PROTECTOR FEE

The Income Protector feature fee is as follows:

Annual Fee as a % of Your Income Benefit Base...............  0.10%

The fee is deducted annually from your contract value. The Income Benefit Base is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding Purchase Payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

OPTIONAL CAPITAL PROTECTOR FEE

The fee for the Capital Protector feature is as follows:

CONTRACT YEAR                                                 ANNUALIZED FEE
-------------                                                 --------------
0-7.........................................................    0.50%
8-10........................................................    0.25%
11+.........................................................    none

The fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted at the end of the first contract quarter and quarterly thereafter from your contract value.

OPTIONAL DIVERSIFIED STRATEGIES INCOME REWARDS FEE

The annualized Diversified Strategies Income Rewards fee is calculated as a percentage of your Withdrawal Benefit Base. The fee will be assessed and deducted quarterly from your contract value, starting on the first quarter following the Benefit Effective Date and ending upon the termination of the benefit. If your contract falls to zero before the benefit has been terminated, the fee will no longer be assessed.

TIME ELAPSED SINCE BENEFIT EFFECTIVE DATE                     ANNUALIZED FEE
-----------------------------------------                     --------------
0-7 years...................................................      0.65%
8+ years....................................................      0.45%

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract, ranging from 0% to 3.5%. Currently we deduct the charge for premium taxes from your contract when applicable, such as when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs.

In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

AIG SunAmerica Life may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
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ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact our Annuity Service Center for more information.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity
Date). Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.

INCOME OPTIONS

Currently, this Contract offers five Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing. See the INCOME PROTECTOR section above for specifics relative to taking income under that feature.

ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, AIG SunAmerica Life guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the Variable Portfolio(s) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

Unless otherwise elected, if at the date when income payments begin you are invested in the Variable Portfolio(s) only, your income payments will be variable and your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable, unless otherwise elected.

INCOME PAYMENTS

Your income payments will vary if you are invested in the Variable Portfolio(s) after the Annuity date depending on four factors:

     - for life options, your age when payments begin, and in most states, if a Non-Qualified Contract, your gender;

     - the value of your contract in the Variable Portfolio(s) on the Annuity Date;

     - the 3.5% assumed investment rate ("AIR") for variable income payments used in the annuity table for the contract; and;

     - the performance of the Variable Portfolio(s) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolio(s) after the Annuity Date, the allocation of funds between the fixed accounts and Variable Portfolio(s) also impacts the amount of your annuity payments.

The value of variable income payments, if elected, is based on the assumed AIR of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase and if it is less than the AIR, the income payments will decline.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one (1) transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options. See also ACCESS TO YOUR MONEY above for a discussion of when payments from a Variable Portfolio may be suspended or postponed.

TAXES
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NOTE: THE BASIC SUMMARY BELOW ADDRESSES BROAD FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE SAI.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans or arrangements are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R.10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, for employer plans and tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS (INCLUDING GOVERNMENTAL 457(B) ELIGIBLE DEFERRED COMPENSATION PLANS)

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order. This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a financial hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS

Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you separate from service from the employer sponsoring the plan. If you own an IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you separate from service from the employer sponsoring the plan. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

The IRS issued new regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In that case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.

CONTRACTS OWNED BY A TRUST OR CORPORATION

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.

The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.

DIVERSIFICATION AND INVESTOR CONTROL

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not the Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time, we will advertise the performance of the Variable Portfolios. We advertise the Money Market Fund's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. Any such performance results are based on historical earnings and are not intended to indicate future performance.

We may show performance of each Variable Portfolios in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

OTHER INFORMATION
--------------------------------------------------------------------------------

AIG SUNAMERICA LIFE

AIG SunAmerica Life is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, AIG SunAmerica Life redomesticated under the laws of the state of Arizona.

AIG SunAmerica Life and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, AIG SunAmerica Asset Management Corp., and the AIG Advisors Group, Inc. (comprising six wholly owned broker-dealers and two investment advisers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

AIG SunAmerica Life originally established a separate account, Variable Separate Account (the "Separate Account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

AIG SunAmerica Life owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by AIG SunAmerica Life. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of AIG SunAmerica Life. Assets in the Separate Account are not guaranteed by AIG SunAmerica Life.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into AIG SunAmerica Life's general account. The general account consists of all of AIG SunAmerica Life's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any AIG SunAmerica Life contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT

PAYMENTS TO BROKER-DEALERS

Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). There are different structures by which a broker-dealer can choose to have their Contract Commissions paid. For example, as one option, we may pay upfront Contract Commission, only, that may be up to a maximum 8% of each Purchase Payment you invest (which may include promotional amounts). Another option may be a lower upfront Contract Commission on each Purchase Payment, with a trail commission of up to a maximum 0.25% of contract value, annually. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.

We (or our affiliates) may pay broker-dealers or permitted third parties cash or non-cash compensation, including reimbursement of expenses incurred in connection with the sale of these contracts. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management or longevity of assets invested with us. For example, we may pay additional amounts in connection with contracts that remain invested with us for a particular period of time. We enter into such arrangements at our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. Promotional incentives may change at any time.

We do not deduct these amounts directly from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract. Certain compensation payments may increase our cost of doing business in a particular firm and may result in higher contractual fees and charges if you purchase your contract through such a firm. See EXPENSES, above.

WM Funds Distributor, 1201 Third Avenue, 22nd Floor, Seattle, Washington 98101, distributes the contracts, WM Funds Distributor is registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers., Inc. No underwriting fees are paid in connection with the distribution of the contracts.

PAYMENTS WE RECEIVE

In addition to amounts received pursuant to established 12b-1 Plans, we may receive compensation of up to 0.45% from the investment advisers, subadvisers or their affiliates of certain of the underlying Trusts and/or portfolios for services related to the availability of the underlying portfolios in the contract. Furthermore, certain advisers and/or subadvisers may offset the costs we incur for training to support sales of the underlying funds in the contract.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-877-311-WMVA (9682), if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. AIG SunAmerica Life engages in various kinds of routine litigation. In management's opinion, these matters are not of material importance to the Company's total assets nor are they material with respect to the Separate Account, with the exception of a purported class action captioned NIKITA Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, filed on April 5, 2004 in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The audited consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the audited financial statements of Variable Separate Account at December 31, 2003, and for each of the two years in the period ended December 31, 2003 are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION
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Separate Account............................................    2
General Account.............................................    2
Performance Data............................................    3
Income Payments.............................................    6
Annuity Unit Values.........................................    6
Variable Annuity Payments...................................    8
Taxes.......................................................    9
Distribution of Contracts...................................   14
Financial Statements........................................   14

APPENDIX A - MARKET VALUE ADJUSTMENT
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The information in this Appendix applies only if you take money out of a FAGP with a duration longer than 1 year before the end of the guarantee period.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal (rounded up to a full number of years). If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number based on the interest rates currently offered for the two closest periods available.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.

The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:
                            [(1+I/(1+J+L)](N/12) - 1

where:

              I is the interest rate you are earning on the money invested in the FAGP;

              J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the FAGP;

              N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and

              L is 0.005 (some states require a different value; see your Contract).

We do not assess a MVA against withdrawals from a FAGP under the following circumstances:

     - If a withdrawal is made within 30 days after the end of a guarantee period;

     - If a withdrawal is made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon beginning an income option, if occurring on the Latest Annuity Date.

EXAMPLES OF THE MVA

    The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee Periods available or Surrender
                    Charges applicable under your contract.

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to a FAGP at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N=18);

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and

     (4) You contract was issued in a state where L = 0.005.

POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free look amount.

The MVA factor is

                               = [(1+I/(1+J+0.005)](N/12) - 1
                               = [(1.05)/(1.04+0.005)](18/12) - 1
                               = (1.004785)(1.5) - 1
                               = 1.007186 - 1
                               = +0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                         $4,000 X (+0.007186) = +$28.74

$28.74 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.

The MVA factor is

                               = [(1+I)/(1+J+0.005)](N/12) - 1
                               = [(1.05)/(1.06+0.005)](18/12) - 1
                               = (0.985915)(1.5) - 1
                               = 0.978948 - 1
                               = -0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                        $4,000 X (-0.021052) = - $84.21

$84.21 represents the negative MVA that will be deducted from the money remaining in the 3-year FAGP.

POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is

                               = [(1+I)/(I+J+0.005)](N/12) - 1
                               = [(1.05)/(1.04+0.005)](18/12) - 1
                               = (1.004785)(1.5) - 1
                               = 1.007186 - 1
                               = +0.007186

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                         $3,760 X (+0.007186) = +$27.02

$27.02 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is

                               = [(1+I)/(I+J+0.005)](N/12) - 1
                               = [(1.05)/(1.06+0.005)](18/12) - 1
                               = (0.985915)(1.5) - 1
                               = 0.978948 - 1
                               = -0.021052

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                        $3,760 X (- 0.021052) = -$79.16

$79.16 represents the negative MVA that would be deducted from the withdrawal.

APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If the Standard Death Benefit is applicable upon the Continuing Spouse's death we will pay the beneficiary the greater of:

     1. Continuation Net Purchase Payments compounded at a 3% annual growth rate until the earlier of Continuing Spouses age 75 or the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the date of death of the Continuing Spouse; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

     2.  The contract value at the time we receive satisfactory proof of death.

ENHANCED DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If the Enhanced Death Benefit is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the applicable death benefit under Option 1 or Option 2.

OPTION 1 - 5% ACCUMULATION:

The death benefit is the greater of:

     a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

     b. Net Purchase Payments made from the original contract issue date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments.

If the Continuing Spouse dies after the latest Annuity Date and the [5%] Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from the Enhanced Death Benefit.

OPTION 2 - MAXIMUM ANNIVERSARY VALUE:

If the continuing Spouse is younger than age 90 at the time of death, the death benefit is the greatest of:

     a.  Continuation Net Purchase Payments; or

     b. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

     c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death.

EARNINGS ADVANTAGE BENEFIT FOR SPOUSAL CONTINUATION:

If the original owner's Earnings Advantage remained in effect upon continuation, the Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected the feature and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death (from Continuation Date forward) will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

--------------------------------------------------------------------------------------------
                         EARNINGS ADVANTAGE
 CONTACT YEAR OF DEATH       PERCENTAGE           MAXIMUM EARNINGS ADVANTAGE PERCENTAGE
--------------------------------------------------------------------------------------------
 Years 0 - 4               25% of Earnings    25% of Continuation Net Purchase Payments
--------------------------------------------------------------------------------------------
 Years 5 - 9               40% of Earnings    40% of Continuation Net Purchase Payments*
--------------------------------------------------------------------------------------------
 Years 10+                 50% of Earnings    50% of Continuation Net Purchase Payments*
--------------------------------------------------------------------------------------------

* PURCHASE PAYMENTS RECEIVED AFTER THE 5TH ANNIVERSARY FOLLOWING THE CONTINUATION DATE MUST REMAIN IN THE CONTRACT FOR AT LAST 6 FULL MONTHS TO BE INCLUDED AS PART OF THE NET PURCHASE PAYMENTS FOR THE PURPOSE OF THE MAXIMUM EARNINGS ADVANTAGE PERCENTAGE CALCULATION.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the Earnings Advantage Amount?
We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the Continuing Spouse's date of death;

     (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum Earnings Advantage amount?
The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.

The Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to the latest Annuity Date.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

APPENDIX C
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WM DIVERSIFIED STRATEGIES -- CONDENSED FINANCIAL INFORMATION

                                                           Fiscal Year Ended      Fiscal Year Ended      Fiscal Year Ended
                  ANCHOR SERIES TRUST:                     12/31/01               12/31/02               12/31/03
------------------------------------------------------------------------------------------------------------------------------
  Capital Appreciation Portfolio (Inception
    Date -- 07/09/01)
        Beginning AUV....................................  (a) $35.378            (a) $33.835            (a) $25.756
                                                           (b) $35.378            (b) $33.791            (b) $25.621
        Ending AUV.......................................  (a) $33.835            (a) $25.756            (a) $33.541
                                                           (b) $33.791            (b) $25.621            (b) $33.232
        Ending Number of AUs.............................  (a) 4,781              (a) 22,572             (a) 40,276
                                                           (b) 3,896              (b) 15,556             (b) 19,710
------------------------------------------------------------------------------------------------------------------------------

                                                           Fiscal Year Ended      Fiscal Year Ended      Fiscal Year Ended
                SUNAMERICA SERIES TRUST:                   12/31/01               12/31/02               12/31/03
------------------------------------------------------------------------------------------------------------------------------
  Alliance Growth Portfolio (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $32.786            (a) $32.676            (a) $22.108
                                                           (b) $32.786            (b) $32.649            (b) $22.000
        Ending AUV.......................................  (a) $32.676            (a) $22.108            (a) $27.387
                                                           (b) $32.649            (b) $22.000            (b) $27.144
        Ending Number of AUs.............................  (a) 735                (a) 7,147              (a) 12,587
                                                           (b) 1,409              (b) 8,861              (b) 11,951
------------------------------------------------------------------------------------------------------------------------------
  Davis Venture Value Portfolio (Inception
    Date -- 07/09/01)
        Beginning AUV....................................  (a) $27.129            (a) $26.286            (a) $21.550
                                                           (b) $27.129            (b) $26.197            (b) $21.391
        Ending AUV.......................................  (a) $26.286            (a) $21.550            (a) $28.246
                                                           (b) $26.197            (b) $21.391            (b) $27.926
        Ending Number of AUs.............................  (a) 2,529              (a) 28,675             (a) 35,223
                                                           (b) 2,600              (b) 10,380             (b) 10,169
------------------------------------------------------------------------------------------------------------------------------
  Global Equities Portfolio (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $17.986            (a) $17.516            (a) $12.616
                                                           (b) $17.986            (b) $17.542            (b) $12.577
        Ending AUV.......................................  (a) $17.516            (a) $12.616            (a) $15.714
                                                           (b) $17.542            (b) $12.577            (b) $15.604
        Ending Number of AUs.............................  (a) 1,341              (a) 9,707              (a) 12,854
                                                           (b) 19                 (b) 3,172              (b) 5,787
------------------------------------------------------------------------------------------------------------------------------
  MFS Mid Cap Growth Portfolio (Inception
    Date -- 07/09/01)
        Beginning AUV....................................  (a) $15.227            (a) $13.438            (a) $6.992
                                                           (b) $15.227            (b) $13.422            (b) $6.953
        Ending AUV.......................................  (a) $13.438            (a) $6.992             (a) $9.449
                                                           (b) $13.422            (b) $6.953             (b) $9.358
        Ending Number of AUs.............................  (a) 7,564              (a) 38,564             (a) 57,960
                                                           (b) 4,846              (b) 48,552             (b) 60,126
------------------------------------------------------------------------------------------------------------------------------
  Technology Portfolio (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $4.018             (a) $3.453             (a) $1.720
                                                           (b) $4.018             (b) $3.459             (b) $1.718
        Ending AUV.......................................  (a) $3.453             (a) $1.720             (a) $2.554
                                                           (b) $3.459             (b) $1.718             (b) $2.541
        Ending Number of AUs.............................  (a) 19,075             (a) 72,091             (a) 72,512
                                                           (b) 1,501              (b) 20,382             (b) 62,519
------------------------------------------------------------------------------------------------------------------------------
            AUV -- Accumulation Unit Value
            AU -- Accumulation Units
            (a) Reflects AUV/AU without election of Earnings Advantage
            (b) Reflects AUV/AU with election of Earnings Advantage

                                                           Fiscal Year Ended      Fiscal Year Ended      Fiscal Year Ended
                   WM VARIABLE TRUST:                      12/31/01               12/31/02               12/31/03
------------------------------------------------------------------------------------------------------------------------------
  Balanced Portfolio (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $7.576             (a) $7.544             (a) $6.786
                                                           (b) $7.576             (b) $7.531             (b) $6.748
        Ending AUV.......................................  (a) $7.544             (a) $6.786             (a) $8.214
                                                           (b) $7.531             (b) $6.748             (b) $8.135
        Ending Number of AUs.............................  (a) 393,878            (a) 3,452,275          (a) 6,791,743
                                                           (b) 425,063            (b) 1,966,925          (b) 2,836,346
------------------------------------------------------------------------------------------------------------------------------
  Conservative Balanced Portfolio (Inception
    Date -- 07/09/01)
        Beginning AUV....................................  (a) $5.514             (a) $5.543             (a) $5.343
                                                           (b) $5.514             (b) $5.539             (b) $5.318
        Ending AUV.......................................  (a) $5.543             (a) $5.343             (a) $6.169
                                                           (b) $5.539             (b) $5.318             (b) $6.116
        Ending Number of AUs.............................  (a) 99,398             (a) 578,767            (a) 1,109,847
                                                           (b) 23,679             (b) 212,458            (b) 329,852
------------------------------------------------------------------------------------------------------------------------------
  Conservative Growth Portfolio (Inception
    Date -- 07/09/01)
        Beginning AUV....................................  (a) $8.163             (a) $7.966             (a) $6.637
                                                           (b) $8.163             (b) $7.957             (b) $6.604
        Ending AUV.......................................  (a) $7.966             (a) $6.637             (a) $8.426
                                                           (b) $7.957             (b) $6.604             (b) $8.350
        Ending Number of AUs.............................  (a) 217,903            (a) 1,574,812          (a) 3,102,160
                                                           (b) 180,433            (b) 1,071,253          (b) 1,210,955
------------------------------------------------------------------------------------------------------------------------------
  Equity Income Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $6.289             (a) $6.393             (a) $5.516
                                                           (b) $6.289             (b) $6.381             (b) $5.484
        Ending AUV.......................................  (a) $6.393             (a) $5.516             (a) $7.077
                                                           (b) $6.381             (b) $5.484             (b) $7.008
        Ending Number of AUs.............................  (a) 109,250            (a) 1,067,980          (a) 1,611,820
                                                           (b) 58,313             (b) 380,505            (b) 434,430
------------------------------------------------------------------------------------------------------------------------------
  Flexible Income Portfolio (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $6.404             (a) $6.530             (a) $6.578
                                                           (b) $6.404             (b) $6.513             (b) $6.534
        Ending AUV.......................................  (a) $6.530             (a) $6.578             (a) $7.349
                                                           (b) $6.513             (b) $6.534             (b) $7.271
        Ending Number of AUs.............................  (a) 186,817            (a) 1,143,068          (a) 2,262,614
                                                           (b) 121,877            (b) 494,722            (b) 808,158
------------------------------------------------------------------------------------------------------------------------------
  Growth & Income Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $6.374             (a) $6.044             (a) $4.699
                                                           (b) $6.374             (b) $6.035             (b) $4.674
        Ending AUV.......................................  (a) $6.044             (a) $4.699             (a) $5.876
                                                           (b) $6.035             (b) $4.674             (b) $5.821
        Ending Number of AUs.............................  (a) 83,275             (a) 357,413            (a) 574,264
                                                           (b) 57,082             (b) 188,611            (b) 222,245
------------------------------------------------------------------------------------------------------------------------------
  Growth Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $8.096             (a) $7.147             (a) $4.862
                                                           (b) $8.096             (b) $7.131             (b) $4.832
        Ending AUV.......................................  (a) $7.147             (a) $4.862             (a) $6.194
                                                           (b) $7.131             (b) $4.832             (b) $6.131
        Ending Number of AUs.............................  (a) 27,301             (a) 119,082            (a) 150,222
                                                           (b) 5,665              (b) 38,297             (b) 39,588
------------------------------------------------------------------------------------------------------------------------------
  Income Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $5.506             (a) $5.725             (a) $6.189
                                                           (b) $5.506             (b) $5.714             (b) $6.152
        Ending AUV.......................................  (a) $5.725             (a) $6.189             (a) $6.700
                                                           (b) $5.714             (b) $6.152             (b) $6.634
        Ending Number of AUs.............................  (a) 72,090             (a) 508,450            (a) 1,063,870
                                                           (b) 46,356             (b) 224,362            (b) 219,572
------------------------------------------------------------------------------------------------------------------------------

            AUV -- Accumulation Unit Value
            AU -- Accumulation Units
            (a) Reflects AUV/AU without election of Earnings Advantage
            (b) Reflects AUV/AU with election of Earnings Advantage

                                                           Fiscal Year Ended      Fiscal Year Ended      Fiscal Year Ended
                   WM VARIABLE TRUST:                      12/31/01               12/31/02               12/31/03
------------------------------------------------------------------------------------------------------------------------------
  International Growth Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $4.693             (a) $4.550             (a) $3.782
                                                           (b) $4.693             (b) $4.569             (b) $3.784
        Ending AUV.......................................  (a) $4.550             (a) $3.782             (a) $5.053
                                                           (b) $4.569             (b) $3.784             (b) $5.036
        Ending Number of AUs.............................  (a) 909                (a) 10,524             (a) 19,405
                                                           (b) 175                (b) 9,073              (b) 9,051
------------------------------------------------------------------------------------------------------------------------------
  Mid Cap Stock Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $6.488             (a) $6.675             (a) $5.901
                                                           (b) $6.488             (b) $6.668             (b) $5.872
        Ending AUV.......................................  (a) $6.675             (a) $5.901             (a) $7.433
                                                           (b) $6.668             (b) $5.872             (b) $7.366
        Ending Number of AUs.............................  (a) 27,209             (a) 142,437            (a) 283,314
                                                           (b) 22,411             (b) 79,108             (b) 86,000
------------------------------------------------------------------------------------------------------------------------------
  Money Market Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $5.756             (a) $5.795             (a) $5.794
                                                           (b) $5.756             (b) $5.764             (b) $5.739
        Ending AUV.......................................  (a) $5.795             (a) $5.794             (a) $5.751
                                                           (b) $5.764             (b) $5.739             (b) $5.673
        Ending Number of AUs.............................  (a) 46,507             (a) 569,371            (a) 559,449
                                                           (b) 10,619             (b) 49,257             (b) 101,736
------------------------------------------------------------------------------------------------------------------------------
  Short Term Income Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $5.728             (a) $5.909             (a) $6.192
                                                           (b) $5.728             (b) $5.895             (b) $6.153
        Ending AUV.......................................  (a) $5.909             (a) $6.192             (a) $6.444
                                                           (b) $5.895             (b) $6.153             (b) $6.377
        Ending Number of AUs.............................  (a) 4,605              (a) 170,505            (a) 490,699
                                                           (b) 11,940             (b) 125,668            (b) 122,207
------------------------------------------------------------------------------------------------------------------------------
  Small Cap Growth Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $8.272             (a) $7.425             (a) $3.870
                                                           (b) $8.272             (b) $7.422             (b) $3.853
        Ending AUV.......................................  (a) $7.425             (a) $3.870             (a) $6.542
                                                           (b) $7.422             (b) $3.853             (b) $6.487
        Ending Number of AUs.............................  (a) 14,716             (a) 85,682             (a) 155,493
                                                           (b) 3,471              (b) 32,891             (b) 69,505
------------------------------------------------------------------------------------------------------------------------------
  Strategic Growth Portfolio (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $9.190             (a) $8.800             (a) $6.898
                                                           (b) $9.190             (b) $8.800             (b) $6.870
        Ending AUV.......................................  (a) $8.800             (a) $6.898             (a) $9.052
                                                           (b) $8.800             (b) $6.870             (b) $8.979
        Ending Number of AUs.............................  (a) 43,009             (a) 294,264            (a) 650,628
                                                           (b) 27,642             (b) 129,261            (b) 181,458
------------------------------------------------------------------------------------------------------------------------------
  U.S. Government Securities Fund (Inception
    Date -- 07/09/01)
        Beginning AUV....................................  (a) $5.671             (a) $5.847             (a) $6.278
                                                           (b) $5.671             (b) $5.843             (b) $6.248
        Ending AUV.......................................  (a) $5.847             (a) $6.278             (a) $6.323
                                                           (b) $5.843             (b) $6.248             (b) $6.268
        Ending Number of AUs.............................  (a) 123,734            (a) 1,428,375          (a) 2,361,580
                                                           (b) 74,564             (b) 446,911            (b) 415,138
------------------------------------------------------------------------------------------------------------------------------

            AUV -- Accumulation Unit Value
            AU -- Accumulation Units
            (a) Reflects AUV/AU without election of Earnings Advantage
            (b) Reflects AUV/AU with election of Earnings Advantage

                                                           Fiscal Year Ended      Fiscal Year Ended      Fiscal Year Ended
                   WM VARIABLE TRUST:                      12/31/01               12/31/02               12/31/03
------------------------------------------------------------------------------------------------------------------------------
  West Coast Equity Fund (Inception Date -- 07/09/01)
        Beginning AUV....................................  (a) $9.446             (a) $8.858             (a) $6.766
                                                           (b) $9.446             (b) $8.844             (b) $6.728
        Ending AUV.......................................  (a) $8.858             (a) $6.766             (a) $9.564
                                                           (b) $8.844             (b) $6.728             (b) $9.472
        Ending Number of AUs.............................  (a) 29,204             (a) 465,406            (a) 749,108
                                                           (b) 36,362             (b) 177,710            (b) 199,919
------------------------------------------------------------------------------------------------------------------------------
  WM REIT Portfolio Inception Date -- 10/01/03
        Beginning AUV....................................                                                (a) $10.590
                                                                                                         (b) $10.540
        Ending AUV.......................................                                                (a) $11.434
                                                                                                         (b) $11.462
        Ending Number of AUs.............................                                                (a) 13
                                                                                                         (b) 13
------------------------------------------------------------------------------------------------------------------------------

            AUV -- Accumulation Unit Value
            AU -- Accumulation Units
            (a) Reflects AUV/AU without election of Earnings Advantage
            (b) Reflects AUV/AU with election of Earnings Advantage

APPENDIX D
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HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR PROGRAM:

This table assumes a $100,000 initial investment in a Non-Qualified contract with no further premiums, no withdrawals and no premium taxes; and the election of the optional Base Income Protector at contract issue.

-----------------------------------------------------------------------------------------------------------------------------
                                        ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
    IF AT ISSUE YOU                        9              10             11             15             19             20
       ARE...              1-8          (AGE 69)       (AGE 70)       (AGE 71)       (AGE 75)       (AGE 79)       (AGE 80)
-----------------------------------------------------------------------------------------------------------------------------
  MALE                     N/A           6,480          6,672          6,864          7,716          8,616          8,832
  AGE 60*
-----------------------------------------------------------------------------------------------------------------------------
  FEMALE                   N/A           5,700          5,880          6,060          6,900          7,860          8,112
  AGE 60*
-----------------------------------------------------------------------------------------------------------------------------
  MALE, AGE 60             N/A           4,920          5,028          5,136          5,544          5,868          5,928
  FEMALE, AGE 60**
-----------------------------------------------------------------------------------------------------------------------------

*  Life Annuity with 10 Year Period Certain

** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial advisor for information regarding availability of this program in your state.

APPENDIX E - DIVERSIFIED STRATEGIES INCOME REWARDS EXAMPLES:
--------------------------------------------------------------------------------

The following examples demonstrate the operation of the Diversified Strategies Income Rewards feature:

     EXAMPLE 1:

     Assume you elect Diversified Strategies Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. If you make no additional Purchase Payments and no withdrawals, your WBB is $100,000 on the Benefit Availability Date.

     Your SBB equals WBB plus the Step-Up Amount ($100,000 + (20% X $100,000) = $120,000). Your MAWA as of the Benefit Availability Date is 10% of your WBB ($100,000 X 10% = $10,000). The MWP is equal to the SBB divided by the MAWA, which is 12 years ($120,000/$10,000). Therefore, you may take $120,000 in withdrawals of up to $10,000 annually over a minimum of 12 years on or after the Benefit Availability Date.

     EXAMPLE 2 - IMPACT OF WITHDRAWALS PRIOR TO THE BENEFIT AVAILABILITY DATE:

     Assume you elect Diversified Strategies Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $11,000 prior to the Benefit Availability Date. Prior to the withdrawal, your contract value is $110,000. You make no other withdrawals before the Benefit Availability Date. Immediately following the withdrawal, your WBB is recalculated by first determining the proportion by which your contract value was reduced by the withdrawal ($11,000/$110,000 = 10%). Next, we reduce your WBB by the percentage by which the contract value was reduced by the withdrawal $100,000 ((10% X 100,000) = $90,000). Since the Step-Up
     Amount is zero because a withdrawal was made prior to the Benefit Availability Date, your SBB on the Benefit Availability Date equals your WBB. Therefore, the SBB also equals $90,000. Your MAWA is 10% of the WBB on the Benefit Availability Date ($90,000). This equals $9,000. Therefore, you may take withdrawals of up to $9,000 annually over a minimum of 10 years ($90,000/$9,000 = 10).

     EXAMPLE 3 - IMPACT OF WITHDRAWALS LESS THAN OR EQUAL TO MAWA AFTER THE
                 BENEFIT AVAILABILITY DATE:

     Assume you elect Diversified Strategies Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $7,500 during the first year after the Benefit Availability Date. Because the withdrawal is less than or equal to your MAWA ($10,000), your SBB ($120,000) is reduced by the total dollar amount of the withdrawal ($7,500). Your new SBB equals $112,500. Your MAWA remains $10,000. Your new MWP following the withdrawal is equal to the new SBB divided by your current MAWA, ($112,500/$10,000). Therefore, you may take withdrawals of up to $10,000 over a minimum of 11 years and 3 months.

     EXAMPLE 4 - IMPACT OF WITHDRAWALS IN EXCESS OF MAWA AFTER THE BENEFIT
                 AVAILABILITY DATE:

     Assume you elect Diversified Strategies Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. Your WBB is $100,000 and your SBB is $120,000. You make a withdrawal of $15,000 during the first year after the Benefit Availability Date. Your contract value is $125,000 at the time of the withdrawal. Because the withdrawal is greater than your MAWA ($10,000), we recalculate your SBB ($120,000) by taking the lesser of two calculations. For the first calculation, we deduct the amount of the withdrawal from the SBB ($120,000 -- $15,000 = $105,000). For the second calculation, we deduct the amount of the MAWA from the SBB
     ($120,000 -- $10,000 = $110,000). Next, we calculate the excess portion of the withdrawal ($5,000) and determine the proportion by which the contract value was reduced by the excess portion of the withdrawal. ($5,000/$125,000 = 4%). Finally we reduce $110,000 by that proportion (4%) which equals $105,600. Your SBB is the lesser of these two calculations or $105,000. The MWP following the withdrawal is equal to the MWP at the end of the prior year (12 years) reduced by one year (11 years). Your MAWA is your SBB divided by your MWP ($105,000/11), which equals $9,545.45.

Please forward a copy (without charge) of the WM Diversified Strategies Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: -------------------------  Signed: -------------------------

Return to: AIG SunAmerica Life Assurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299